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                                                                     EXHIBIT 15

                          ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the following KeyCorp Registration Statements of our review report, dated April 20, 1995, relating to the unaudited consolidated interim financial statements of KeyCorp, included in the Quarterly Report on Form 10-Q for the period ended March 31, 1995.

             Form S-3 No. 33-5064
             Form S-3 No. 33-10634
             Form S-3 No. 33-39733
             Form S-3 No. 33-39734
             Form S-3 No. 33-51652
             Form S-3 No. 33-53643
             Form S-3 No. 33-56879
             Form S-3 No. 33-58405

             Form S-4 No. 33-31569
             Form S-4 No. 33-44657
             Form S-4 No. 33-51717
             Form S-4 No. 33-55573
             Form S-4 No. 33-57329

             Form S-8 No. 2-67589
             Form S-8 No. 2-96769
             Form S-8 No. 2-97452
             Form S-8 No. 33-21643
             Form S-8 No. 33-42691
             Form S-8 No. 33-45518
             Form S-8 No. 33-46278
             Form S-8 No. 33-52293
             Form S-8 No. 33-54819
             Form S-8 No. 33-56745
             Form S-8 No. 33-56881
             Form S-8 No. 33-57408

             Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                /s/ Ernst & Young LLP

Cleveland, Ohio
May 15, 1995